UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2007, Harris Corporation ("Harris") issued a press release announcing that Robert K. Henry has been named to the newly created position of Executive Vice President and Chief Operating Officer, effective immediately. Prior to this appointment, Mr. Henry, age 59, had been Executive Vice President and President of Harris’ Government Communications Systems Division since July 2006. Mr. Henry joined Harris in 1997 as Vice President-General Manager of the Communications Systems Division of the former Electronics Systems Sector and was appointed President of the Government Communications Systems Division in 1999. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Mr. Henry serves at the pleasure of the Board. There is no arrangement or understanding between Mr. Henry and any other person pursuant to which he was selected as Executive Vice President and Chief Operating Officer and there is no family relationship between Mr. Henry and any of the executive officers or directors of Harris. In addition, Mr. Henry has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with Harris required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Henry does not have a written employment agreement with Harris and he did not receive any salary increase or additional equity awards or other compensation in connection with this appointment. Mr. Henry’s current salary and bonus information is included in the Current Report on Form 8-K filed by Harris on August 31, 2006, which is incorporated herein by reference. Mr. Henry is party to a change in control severance agreement with Harris in substantially the form that has been filed as Exhibit 10(a) to Harris’ Annual Report on Form 10-K for the fiscal year ended June 30, 1996, and which provides severance benefits in the event Mr. Henry’s employment is terminated by Harris without cause, or by Mr. Henry for good reason, within two years following a change of control. If triggered, the lump-sum severance benefit payable under Mr. Henry’s change in control severance agreement will include three times his highest annual rate of base salary during the 12-month period prior to the date of termination and three times the greatest of his highest annual bonus in the three years prior to the year during which the change in control occurred, his target bonus for the year during which the change of control occurred or his target bonus for the year in which his employment is terminated. Mr. Henry is eligible to participate in the Harris equity incentive plans and retirement, health and welfare plans on the same terms offered to other participants and is also eligible to receive perquisites on the same basis offered to other executive officers.

Item 8.01 Other Events.

On May 21, 2007, Harris announced that effective with its fiscal year 2008, which begins June 30, 2007, Harris’ segment reporting will be adjusted and will include: (i) Government Communications Systems; (ii) Defense Communications and Electronics; (iii) Broadcast Communications; and (iv) Harris Stratex Networks, Inc. Further information is set forth in the press release filed herewith as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
99.1 Press Release, issued by Harris Corporation on May 21, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

May 24, 2007	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, Associate General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, issued by Harris Corporation on May 21, 2007